EXHIBIT T3G

     Conformed Copy

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA

(Exact name of trustee as specified in its charter)

New York	13-2774727
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S	Identification No.)
national bank)

452 Fifth Avenue, New York, NY	10018-2706
(212) 525-5600	(Zip Code)
(Address of principal executive offices)

Warren L. Tischler, Senior Vice President
HSBC Bank USA
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

WICKES INC.

(Exact name of obligor as specified in its charter)

Delaware	36-3554758
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

706 North Deerpath Drive	60061
Vernon Hills, Illinois	(Zip Code)
(847) 367-3400
(Address of principal executive offices)

10% Convertible Notes due 2007
(Title of Indenture Securities)

Item 1. General Information.
Item 2. Affiliations with Obligor.
Item 16. List of Exhibits
SIGNATURE
Form of Indenture
Offering Memorandum, dated 11/4/03
Letter of Transmittal, dated 11/4/03
Letter to Brokers, Dealers, Commercial Banks, etc.
Letter to Clients, dated 11/4/03
Notice of Guaranteed Delivery, dated 11/4/03
Exhibit 99.T3F
Statement of Eligibility and Qualification

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

State of New York Banking Department.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Organization Certificate of HSBC Bank USA.

T1A(ii)	(1)	Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.

T1A(iii)		Not applicable.

T1A(iv)	(3)	Copy of the existing By-Laws of HSBC Bank USA as as amended on April 11, 2002.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2003), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with registration No. 022-22429 and incorporated herein by reference thereto.

(2)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

(3)	Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 31st day of October, 2003.

HSBC BANK USA

By:	/s/ Frank J. Godino

Frank J. Godino
Vice President

     Exhibit T1A (vii)

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081

Federal Financial Institutions Examination Council	Expires March 31, 2005

Please refer to page i,
Table of Contents, for
the required disclosure	[1]
of estimated burden

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2003	(19980930)

(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,	Gerald A. Ronning, Executive VP & Controller

Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Gerald A. Ronning Signature of Officer Authorized to Sign Report

8/12/03 Date of Signature

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Youssef Nasr Director (Trustee)

/s/ Bernard J. Kennedy Director (Trustee)

/s/ Sal H. Alfieri Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number	0 0 5 8 9
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM
       Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)
       (Example: www.examplebank.com)

HSBC Bank USA Legal Title of Bank (TEXT 9010)

Buffalo City (TEXT 9130)

N.Y. 14203 State Abbrev. (TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries HSBC Bank USA of Buffalo Name of Bank City in the state of New York, at the close of business June 30, 2003

ASSETS

		Thousands of dollars
Cash and balances due from depository institutions:
a. Non-interest-bearing balances currency and coin		$2,284,191
b. Interest-bearing balances		1,199,703
Held-to-maturity securities		4,412,298
Available-for-sale securities		14,168,356
Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold in domestic offices		2,010,400
b. Securities purchased under agreements to resell		3,072,447
Loans and lease financing receivables:
Loans and leases held for sale		$2,622,990
Loans and leases net of unearned income	$40,538,768
LESS: Allowance for loan and lease losses	475,654
Loans and lease, net of unearned income, allowance, and reserve		$40,063,114
Trading assets		12,413,352
Premises and fixed assets		679,609
Other real estate owned		11,049
Investments in unconsolidated subsidiaries		248,986
Customers’ liability to this bank on acceptances outstanding		90,957
Intangible assets: Goodwill		2,211,273
Intangible assets: Other intangible assets		421,771
Other assets		4,490,484
Total assets		90,400,980
LIABILITIES
Deposits:
In domestic offices		41,418,151
Non-interest-bearing	5,805,222
Interest-bearing	35,612,929
In foreign offices		19,669,485
Non-interest-bearing	433,537
Interest-bearing	19,235,948
Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased in domestic offices		1,556,943
b. Securities sold under agreements to repurchase		238,776
Trading Liabilities		7,225,972
Other borrowed money		4,682,056
Bank’s liability on acceptances		90,957

Subordinated notes and debentures	1,549,160
Other liabilities	6,383,123
Total liabilities	82,814,623
Minority Interests in consolidated Subsidiaries	521
EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common Stock	205,000
Surplus	6,419,153
Retained earnings	677,872
Accumulated other comprehensive income	283,811
Other equity capital components	—
Total equity capital	7,585,836
Total liabilities, minority interests and equity capital	90,400,980